UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           July 14, 2008
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-11353	13-3757370

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA	27215	336-229-1127

(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure

On July 14, 2008, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) announced it is now offering ColoSureTM, among the most sensitive, in-guideline non-invasive colorectal cancer screening methods available. ColoSure is in guidelines for assessing the presence of any stage of colorectal cancer in asymptomatic average risk patients who are unwilling or unable to undergo a more invasive exam (such as colonoscopy, computed tomographic colonography, double contrast barium enema, and flexible sigmoidoscopy). The assay is performed on a complete bowel movement with a simple collection process, making it a convenient and useful screening option. LabCorp’s method examines DNA in exfoliated colon cells for cancer-associated aberrant methylation of the vimentin gene. ColoSure is a single marker laboratory developed, stool based DNA test with a sensitivity range of 72-77% and a specificity range of 83-94% in average risk individuals. The ColoSure assay can be used as a part of a comprehensive, ongoing colorectal cancer-screening program. Current guidelines emphasize routine screening beginning at age 50.

Exhibits

99.1 Press Release dated July 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laboratory Corporation of America Holdings (Registrant)
Date: July 14, 2008	By:	/s/Bradford T. Smith
Bradford T. Smith, Executive Vice President and Secretary